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Exhibit 5.1

December 12, 2008

Qwest Communications International Inc.
Qwest Corporation
Qwest Services Corporation
Qwest Capital Funding, Inc.
1801 California Street
Denver, Colorado 80202

  Re:
  Qwest Communications International Inc.
  Qwest Corporation
  Qwest Services Corporation
  Qwest Capital Funding, Inc.
  Registration Statement on Form S-3 filed on December 12, 2008

Ladies and Gentlemen:

        I have examined the Registration Statement on Form S-3 (the "Registration Statement") in the form in which it is to be filed today by Qwest Communications International Inc., a Delaware corporation ("QCII"), Qwest Corporation, a Colorado corporation ("QC"), Qwest Services Corporation, a Colorado corporation ("QSC"), and Qwest Capital Funding, Inc., a Colorado corporation ("QCF" and together with QCII, QC and QSC, the "Issuers") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration of the following securities (together, the "Securities"): (i) shares of common stock, par value $0.01 per share, of QCII (the "Common Stock"); (ii) shares of one or more series of preferred stock, par value $1.00 per share, of QCII (the "Preferred Stock"); (iii) debt securities of QCII and/or QC (the "Debt Securities"); (iv) purchase contracts (the "Purchase Contracts") for the purchase or sale of securities, including Common Stock, Preferred Stock, or Debt Securities; (v) depositary shares of QCII (the "Depositary Shares") consisting of Preferred Stock; (vi) warrants for the purchase of Common Stock, Preferred Stock, Debt Securities, rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities, or any combination of the foregoing (the "Warrants"); (vii) units consisting of one or more of Common Stock, Preferred Stock, Debt Securities, Purchase Contracts, Depositary Shares, Warrants, or any combination thereof (the "Units"); and (viii) guarantees by QSC and/or QCF of the Debt Securities issued by QCII (the "Guarantees"). If so indicated in a prospectus supplement to the Registration Statement, the Debt Securities or Preferred Stock may be convertible into other securities, including Common Stock or Preferred Stock.

        In rendering the opinions set forth herein, I have examined the originals, or copies identified to my satisfaction as being true and complete copies of the originals, of such records of the Issuers and certificates of officers of the Issuers and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies.

        Based upon the foregoing examination and in reliance thereon, and subject to (x) the assumptions stated and in reliance on statements of fact contained in the documents that we have examined and (y) completion of all corporate action required to be taken by the Issuers to duly authorize each proposed issuance of Securities (including the due reservation of any shares of Common Stock or Preferred Stock for issuance upon conversion or exchange of any other Securities or in connection with any Purchase Contract), I am of the opinion that:

  1.
  With respect to the Common Stock, when the shares of Common Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration, the shares of Common Stock will be validly issued, fully paid and non-assessable.

  2.
  With respect to the Preferred Stock, when (a) the applicable Certificate of Designation for the Preferred Stock to be issued has been duly filed with the Office of the Secretary of State of the State of Delaware and (b) the shares of Preferred Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

  3.
  With respect to Debt Securities to be issued under one or more indentures (each, an "Indenture"), when (a) the Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by QCII or QC, as applicable, and the trustee thereunder, (b) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (c) the Debt Securities have been executed, issued, delivered and authenticated in accordance with the terms of the Indenture and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Debt Securities will constitute legal, valid and binding obligations of QCII or QC, as applicable.

  4.
  With respect to Common Stock or Preferred Stock to be issued upon conversion of the Debt Securities or Preferred Stock, when (a) if applicable, the Certificate of Designation for the Preferred Stock to be issued has been duly filed with the Office of the Secretary of State of the State of Delaware, (b) if applicable, the Debt Securities or Preferred Stock has been presented for conversion in accordance with the terms thereof, and (c) such Common Stock or Preferred Stock, as the case may be, has been issued and delivered in accordance with the terms of the applicable Debt Securities or Preferred Stock, as the case may be, such shares of Common Stock or Preferred Stock will be validly issued, fully paid and non-assessable.

  5.
  With respect to Purchase Contracts, when (a) a purchase contract agreement relating to the Purchase Contacts (the "Purchase Contract Agreement") has been duly authorized and validly executed and delivered by QCII and each party thereto, (b) the terms of the Purchase Contracts have been established in accordance with the terms of the Purchase Contract Agreement, (c) the terms of any collateral or security arrangements relating to such Purchase Contracts have been established and the agreements relating thereto have been validly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent in accordance with such arrangements, and (d) such Purchase Contracts have been executed and delivered in accordance with the Purchase Contract Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Purchase Contracts will be legal, valid and binding obligations of QCII.

  6.
  With respect to Depositary Shares, when (a) a deposit agreement relating to the Depositary Shares (the "Deposit Agreement") has been duly authorized and validly executed and delivered by QCII and each party thereto, (b) the applicable Certificate of Designation for the Depositary Shares has been duly filed with the Office of the Secretary of State of the State of Delaware, and (c) the Depositary Shares have been issued and delivered in accordance with the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Depositary Shares will be validly issued, fully paid and non-assessable.

  7.
  With respect to the Warrants, when (a) a warrant agreement relating to the Warrants (the "Warrant Agreement") has been duly authorized and validly executed and delivered by QCII and each party thereto, (b) the terms of the Warrants have been established in accordance with the Warrant Agreement, and (c) the Warrants have been executed and delivered in accordance with the related Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Warrants will be legal, valid and binding obligations of QCII.

  8.
  With respect to the Units, when (a) a unit agreement relating to the Units (the "Unit Agreement") has been duly authorized and validly executed and delivered by QCII and each party thereto, (b) the terms of the Units have been established in accordance with the Unit Agreement, and (c) the Units have been executed and delivered in accordance with the related Unit Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Units will be legal, valid and binding obligations of QCII.

  9.
  With respect to the Guarantees to be issued under any Indenture, when (a) the Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by the Issuers, as applicable, and the trustee thereunder, (b) the Guarantees have been duly authorized and validly executed, endorsed thereon, and delivered, (c) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (d) the Guarantees have been executed, issued, delivered and authenticated in accordance with the terms of the Indenture and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Guarantees will constitute legal, valid and binding obligations of the applicable guarantor.

        The opinions set forth in paragraphs 3, 5, 7, 8 and 9 above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors' generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

        I consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption "Legal Matters" in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,
/s/ Stephen E. Brilz Stephen E. Brilz

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  Exhibit 5.1